Exhibit 99.1

MBIA Insurance Corporation. 1 Manhattanville Road, Suite 301 Purchase, NY 10577 www.mbia.com NEWS RELEASE

MBIA Inc. Announces Financing Commitment for MBIA Insurance Corporation

PURCHASE, N.Y.—(BUSINESS WIRE)—MBIA Inc. (NYSE:MBI) (the Company) today announced that its wholly-owned subsidiary, MBIA Insurance Corp. (MBIA Corp.), has accepted a binding commitment letter dated November 25, 2016, from certain holders of 14% Fixed-to-Floating Rate Surplus Notes of MBIA Corp., and from the Company, pursuant to which the surplus noteholders or their affiliates have agreed, subject to the satisfaction of certain closing conditions, to provide senior financing of up to $325 million and the Company has agreed to provide subordinated financing of $38 million to MBIA Corp. (the Facility). MBIA Corp. will use the proceeds of the Facility, together with approximately $60 million from its own resources, to pay an anticipated claim on its insurance policy insuring certain notes (Zohar II Notes) issued by Zohar II 2005-1, Limited and Zohar II 2005-1 Corp. (Zohar II), which mature on January 20, 2017. In addition to the $38 million of subordinated financing to be provided by the Company described above, the Company has agreed to provide up to an additional $50 million of subordinated financing to MBIA Corp. under the Facility, if needed, to provide additional liquidity to MBIA Corp. The Facility will be secured by MBIA Corp.’s rights to reimbursement and recovery with respect to the claim it paid under its policy insuring the class A-1 and A-2 notes issued by Zohar CDO 2003-1, Limited Zohar I, and its rights to reimbursement and recovery with respect to any claim paid under its policy insuring the Zohar II Notes.

Anthony McKiernan, MBIA Corp.’s President and Chief Financial Officer noted, “This financing, together with MBIA Corp.’s acquisition of the Zohar II Notes from Assured and the use of its own resources, will enable MBIA Corp. to satisfy its obligations on the Zohar II Notes on January 20, 2017. The Zohar I Notes defaulted in November 2015 and the Zohar II Notes are expected to default in January, which represents approximately $1.3 billion in defaulted Zohar notes. We remain prepared to work with Patriarch Partners and the collateral manager of the Zohar entities to institute a transparent and comprehensive plan to sell or refinance the assets owned by the Zohar entities in an orderly manner to ensure that their obligations are fully satisfied. While we believe that a consensual approach is preferable and in the interest of all parties, in the absence of the implementation of a good faith plan, we will continue to aggressively seek to enforce our rights to the full reimbursement of the insurance claims we paid.”

The Company currently owns Zohar II Notes with an outstanding principal amount of $38 million, and expects those notes to be paid in full on the maturity date, subject to consummation of the Facility. The Company concluded that, from an investment perspective, the return and risk profile of the subordinated financing it has agreed to provide were acceptable, taking into account the economic terms of the financing, the substantial level of collateral that will secure the financing and the expected payment at maturity of the Zohar II Notes it owns, and that it was in the Company’s interest to provide the subordinated financing described above in order to enable MBIA Corp. to pay its obligations under the Zohar II Notes insurance policy and to provide additional liquidity to MBIA Corp.

The closing of the Facility and of the sale of MBIA UK Insurance Limited (MBIA UK) are expected to enable MBIA Corp. to successfully address its insurance obligations relating to its insurance policy insuring the Zohar II Notes. The closing of the Facility is subject to specified conditions, including, but not limited to, MBIA Corp. acquiring the Zohar II Notes with an outstanding principal amount of approximately $347 million from Assured Guaranty Corp. in connection with the sale of MBIA UK, as previously disclosed; receipt of any required regulatory approvals from the New York State Department of Financial Services; and the execution of final documentation. The closing of the Facility is expected to occur no later than January 20, 2017. There is no assurance, however, that the conditions precedent to the closing of the Facility or to the sale of MBIA UK will be satisfied and that such transactions will be consummated.

The material terms of the Facility and the potential consequences of the failure to consummate the closing of the Facility or the sale of MBIA UK are described in the Form 8-K filed by the Company today with the Securities Exchange Commission and which is also available on the Company’s web site at www.mbia.com.

Forward-Looking Statements

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This release includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, the possibility that the Company will experience increased credit losses or impairments on public finance obligations we insure issued by state, local and territorial governments and finance authorities that are experiencing fiscal stress, the possibility that MBIA Corp. will have inadequate liquidity to pay claims as a result of increased losses on certain structured finance transactions, in particular residential mortgage-backed securities transactions that include a substantial number of ineligible mortgage loans, or a delay or failure in collecting expected recoveries, the possibility that loss reserve estimates are not adequate to cover potential claims, a disruption in the cash flow from our subsidiaries or an inability to access capital and our exposure to significant fluctuations in liquidity and asset values within the global credit markets as a result of collateral posting requirements, our ability to fully implement our strategic plan, including our ability to maintain high stable ratings for National and generate investor demand for our financial guarantees, deterioration in the economic environment and financial markets in the United States or abroad, and adverse developments in European sovereign credit performance, real estate market performance, credit spreads, interest rates and foreign currency levels, the effects of governmental regulation, including insurance laws, securities laws, tax laws, legal precedents and accounting rules; and uncertainties that have not been identified at this time. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

MBIA Inc. is a holding company whose subsidiaries provide financial guarantee insurance for the public and structured finance markets. Please visit MBIA’s website at www.mbia.com.

Contact

MBIA Inc.

Greg Diamond, 914-765-3190

Investor and Media Relations

greg.diamond@mbia.com